EXHIBIT 99.1 - JOINT FILING AGREEMENT

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.0001 per share, of China Security & Surveillance Technology, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

February 26, 2007

KENNETH GRIFFIN

By: /s/ John C. Nagel
       John C. Nagel, attorney-in-fact*

CITADEL INVESTMENT GROUP, L.L.C.

By: /s/ John C. Nagel
       John C. Nagel, Director and Associate General Counsel

CITADEL LIMITED PARTNERSHIP

By: Citadel Investment Group, L.L.C.,
       its General Partner

By: /s/ John C. Nagel
       John C. Nagel, Director and Associate General Counsel

CITADEL EQUITY FUND LTD.

By: Citadel Limited Partnership,
       its Portfolio Manager

By: Citadel Investment Group, L.L.C.,
       its General Partner

By: /s/ John C. Nagel
       John C. Nagel, Director and Associate General Counsel

CITADEL INVESTMENT GROUP (HONG KONG) LIMITED

By: Citadel Investment Group, L.L.C.,
       its Sole Shareholder

By: /s/ John C. Nagel
       John C. Nagel, Director and Associate General Counsel

* John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.